                                                                    EXHIBIT 10.3


IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                        INCENTIVE STOCK OPTION AGREEMENT

        THIS AGREEMENT, dated _______________, 19_, is made by and between Toxi-Lab, Inc., a California corporation hereinafter referred to as "Company," and ________________________, an employee of the Company or a Subsidiary of the Company, hereinafter referred to as "Employee":

        WHEREAS, the Company wishes to afford the Employee the opportunity to purchase shares of its $.01 par value Common Stock; and

        WHEREAS, the Company wishes to carry out the Stock Option Plan for Employees of Toxi-Lab, Inc. (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

        WHEREAS, the Stock Option Committee of the Company's Board of Directors (hereinafter referred to as the "Committee"),, appointed to administer said Plan, has determined that it would be to the advantage and best interest of the company and its shareholders to grant the Incentive Stock Option provided for herein to the Employee as an inducement to remain in the service of the Company, its Parent Corporations or its Subsidiaries and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Option; and

        WHEREAS, if the Employee is a Director or an Officer of the company, the grant of said Option has been recommended by the Special Committee;

        NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.1 - Code

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.2 - Company

        "Company" shall mean Toxi-Lab, Inc. In addition, "Company" shall mean any corporation assuming, or issuing a new incentive stock option in substitution for, the Option in a transaction to which Section 425(a) of the Code applies.

Section 1.3 - Option

        "Option" shall mean the incentive stock option to purchase common stock of the Company granted under this Agreement.

Section 1.4 - Parent Corporation

        "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one (1) of the other corporations in such chain.

Section 1.5 - Plan

        "Plan" shall mean the Stock Option Plan for Employees of Toxi-Lab, Inc.

Section 1.6 - Secretary

"Secretary" shall mean the Secretary of the Company.

Section 1.7 - Securities Act

        "Securities Act" shall mean the Securities Act of 1933,, as amended.

Section 1.8 - Subsidiary

        "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one (1) of the other corporations in such chain.

Section 1.9 - Termination of Employment

        "Termination of Employment" shall mean the time when the employee-employer relationship between the Employee and the Company, a Parent Corporation or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding any termination where there is a simultaneous reemployment by the Company, a Parent Corporation or a Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for purposes of Section 422A(a)(2) of the Code and the then applicable Regulations and Revenue Rulings under said Section.

                                   ARTICLE II

                                 GRANT OF OPTION

Section 2.1 - Grant of Option

        For good and valuable consideration, on the date hereof the Company irrevocably grants to the Employee the option to purchase any part or all of an aggregate of shares of its $.01 par value Common Stock upon the terms and conditions set forth in this Agreement.

Section 2.2 - Purchase Price

        The purchase price of the shares of stock covered by the option shall be $ per share without commission or other charge.

Section 2.3 - Employment by the Company

        Nothing in this Agreement or in the Plan shall confer upon the Employee any right to continue in the employ of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, its Parent corporations and its Subsidiaries, which are hereby expressly reserved, to discharge the Employee at any time for any reason whatsoever, with or without cause.

Section 2.4 - Adjustments in Option

        In the event that the outstanding shares of the stock subject to the option are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split up, stock dividend or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which the Option, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Employee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the option price per share; provided, however, that each such adjustment shall be made in such manner as not to constitute a "modification" within the meaning of Section 425(h) (3) of the Code. Any such adjustment made by the Committee shall be final and binding upon the Employee, the Company and all other interested persons.

                                   ARTICLE III

                            PERIOD OF EXERCISABILITY

Section 3.1 - Commencement of Exercisability

               (a) Subject to Sections 3.5 and 5.6, the Option shall become exercisable as described in Exhibit A, which shall provide that options shall become exercisable at a minimum of 20% per year and shall be fully exercisable no later then at the end of 5 years from the date the Option is granted.

               (b) No portion of the Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

Section 3.2 - Duration of Exercisability

        The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3.

Section 3.3 - Expiration of Option

        The Option may not be exercised to any extent by anyone after the first to occur of the following events:

               (a) Except as required by Section 422A(c) (6) of the Code, the expiration of ten (10) years from the date the option was granted; or

               (b) The time of the Employee's Termination of Employment unless such Termination of Employment results from his death, his retirement, his disability (within the meaning of Section 22 (e) (3) of the Code) or his being discharged not for good cause; or

               (c) The expiration of three (3) months from the date of the Employee's Termination of Employment by reason of his retirement or his being discharged not f or good cause, unless the Employee dies within said three-month period; or

               (d) The expiration of one (1) year from the date of the Employee's Termination of Employment by reason of his disability (within the meaning of Section 22 (e) (3) of the Code); or

               (e) The expiration of one (1) year from the date of the Employee's death.

Section 3.4 - Merger, Consolidation, Acquisition or Dissolution of the Company

        In the event of the merger or consolidation of the Company with or into another corporation, or the acquisition by another corporation or person of all or substantially all of the Company's assets or eighty percent (80%) or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, either:

               (a) The option shall be assumed or an equivalent option substituted by any successor corporation to the Company. The Company undertakes to make reasonable and adequate provision for such assumption or substitution of the option upon or in connection with such merger, consolidation, acquisition, liquidation or dissolution; or

               (b) The Committee shall provide that the Option shall become exercisable, for a minimum of thirty (30) days prior to such event, as to all the shares covered hereby, notwithstanding that this Option may not yet have become fully exercisable under Section 3.1(a), but subject to Section 3.5.

Section 3.5 - Special Tax Consequences

        The Employee acknowledges that, to the extent that the aggregate, fair market value of stock with respect to which "incentive stock options" (within the meaning of Section 422A of the Code, but without regard to Section 422A(d) of the Code), including the Option, are exercisable for the first time by the Employee during any calendar year (under the Plan and all other incentive stock option plans of the Company, any Subsidiary and any Parent Corporation) exceeds $100,000, such options shall be treated as not qualifying under Section 422A of the Code but rather shall be taxed as non-qualified options. The Employee further acknowledges that the rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of these rules, the fair market value of stock shall be determined as of the time the option with respect to such stock is granted.

                                   ARTICLE IV

                               EXERCISE OF OPTION

Section 4.1 - Person Eligible to Exercise

        During the lifetime of the Employee, only he may exercise the option or any portion thereof. After the death of the Employee, any exercisable portion of the option may, prior to the time when the option becomes unexercisable under
Section 3.3, be exercised by his personal representative or by any person empowered to do so under the Employee's will or under the then applicable laws of descent and distribution.

Section 4.2 - Partial Exercise

        Any exercisable portion of the option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3; provided, however, that each partial exercise shall be for not less than ten (10) shares (or minimum installment set forth in Section 3.1, if a smaller number of shares) and shall be for whole shares only.

Section 4.3 - Manner of Exercise

        The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of .all of the following prior to the time when the option or such portion becomes unexercisable under Section 3.3:

               (a) Notice in writing signed by the Employee or the other person then entitled to exercise the Option or portion, stating that the option or portion is thereby exercised, such notice complying with all applicable rules established by the Committee; and

               (b) (i) Full payment (in cash or by check) for the shares with respect to which such Option or portion is exercised; or

                      (ii) With the consent of the Committee, Shares of any class of the Company's stock owned by the Employee duly endorsed for transfer to the Company with a fair market value (as determinable under Section 4.2 (b) of the Plan) on the date of delivery equal to the aggregate purchase price of the shares with respect to which such option or portion is exercised; or

                      (iii) A combination of the consideration provided in the foregoing paragraphs (i) and (ii) and

               (c) A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Employee or other person then entitled to exercise such option or portion, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act and then applicable rules and regulations thereunder, and that the Employee or other person then entitled to exercise such Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to insure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an option exercise does not violate the Securities Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this option shall bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares; (d) Full payment to the Company (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; and

               (e) In the event the Option or portion shall be exercised pursuant to Section 4.1 by any person or persons other than the Employee, appropriate proof of the right of such person or persons to exercise the Option.

Section 4.4 - Conditions to Issuance of Stock Certificates

        The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

               (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

               (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

               (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

               (d) The payment to the company (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; and

               (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

Section 4.5 - Rights as Shareholder

        The holder of the option shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the option unless and until certificates representing such shares shall have been issued by the Company to such holder. Notwithstanding the foregoing provision, the company shall provide to the Employee, on an annual basis, such financial and other information as it provides to its shareholders for so long as no part of the Option has been exercised and the Option has not expired by its terms.

                                    ARTICLE V

                                OTHER PROVISIONS

Section 5.1 - Administration

        The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the option. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 5.2 - Option Not Transferable

        Neither the option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Employee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.3 - Shares to Be Reserved

        The Company shall at all times during the term of the option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

Section 5.4 - Notices

        Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Employee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee's personal representative if such representative has previously informed the Company of his status and address by written notice under this

Section 5.4. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 5.5 - Titles

        Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.6 - Shareholder Approval

        The Plan will be submitted for approval by the Company's shareholders within twelve (12) months after the date the Plan was initially adopted by the Board. This Option may not be exercised to any extent by anyone prior to the time when the Plan is approved by the shareholders, and if such approval has not been obtained by the end of said twelve-month period, this Option shall thereupon be cancelled and become null and void.

Section 5.7 - Notification of Disposition

        The Employee shall give prompt notice to the Company of any disposition or other transfer of any shares of stock acquired under this Agreement if such disposition or transfer is made (a) within two (2) years from the date of granting the Option with respect to such shares or (b) within one (1) year after the transfer of such shares to him. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Employee in such disposition or other transfer.

Section 5.8 - Construction

        This Agreement shall be administered, interpreted and enforced under the laws of the State of California.

Section 5.9 - Company's Right to Repurchase Shares

        Upon Termination of Employment, the Company shall have the option to repurchase all (but not less than all) of the shares of stock which have been purchased by the Employee pursuant to exercise of the option and which the Employee then holds. The repurchase price payable by the Company if it exercises its repurchase option shall be the fair market value of the shares (determined pursuant to Section 4.2(b) of the Plan) on the date of the Termination of Employment.

        The Company's repurchase option shall be exercisable by giving written notice (accompanied by payment for the shares) to the Employee within thirty
(30) calendar days after the Termination of Employment.

Section 5.10 - Restrictions on Transfer of Shares

               (a) There can be no valid transfer (as hereinafter defined) of any shares of stock purchased on exercise of the option, or any interest in such shares, by any holder of such shares or interests unless such transfer is solely for cash consideration and is made in compliance with the following provisions:

                      (i) Before there can be a valid transfer of any shares or any interest therein, the record holder of the shares to be transferred (the "Offered Shares") shall give ,.written notice (by registered or certified mail) to the Company. Such notice shall specify the identity of the proposed transferee, the cash price offered for the offered Shares by the proposed transferee and the other terms and conditions of the proposed transfer. The date such notice is mailed shall be hereinafter referred to as the "notice date" and the record holder of the Offered Shares shall be hereinafter referred to as the "Offeror."

                      (ii) For a period of thirty (30) calendar days after the notice date, the Company shall have the option to purchase all (but not less than all) of the Offered Shares at the purchase price and on the terms set forth in subsection (a)(iii) of this Section 5.10. This option shall be exercisable by the company by mailing (by registered or certified mail) written notice of exercise to the Offeror prior to the end of said thirty (30) days.

                      (iii) The price at which the Company may purchase the Offered Shares pursuant to the exercise of such option shall be the cash price offered for the Offered Shares by the proposed transferee (as set forth in the notice required under subsection (a)(i) of this Section 5.10). The Company's notice of exercise of such option shall be accompanied by full payment for the offered Shares and, upon such payment by the Company, the Company shall acquire full right, title and interest to all of the Offered Shares.

                      (iv) If, and only if, the option given pursuant to subsection (a)(ii) of this Section 5.10 is not exercised, the transfer proposed in the notice given pursuant to subsection (a)(i) of this Section 5.10 may take place; provided, however, that such transfer must, in all respects, be exactly as proposed in said notice except that such transfer may not take place either before the tenth (10th) calendar day after the expiration of said thirty-day option exercise period or after the ninetieth (90th) calendar day after the expiration of said thirty-day option exercise period, and if such transfer has not taken place prior to said ninetieth (90th) day, such transfer may not take place without once again complying with subsection (a) of this Section 5.10.

               (b) As used in this Section 5.10, the term "transfer" means any sale, encumbrance, pledge, gift or other form of disposition or transfer of shares of the Company's stock or any legal or equitable interest therein; provided, however, that the term "transfer" does not include a transfer of such shares or interests by will or by the applicable laws of descent and distribution or a gift of such shares if the donee agrees to be bound by the provisions of this Section 5.10.

               (c) None of the shares of the Company's stock purchased on exercise of the option shall be transferred on the Company's books nor shall the Company recognize any such transfer of any such shares or any interest therein unless and until all applicable provisions of this Section 5.10 have been complied with in all respects. The certificates of stock evidencing shares of stock purchased on exercise of the Option shall bear an appropriate legend referring to the transfer restrictions imposed by this Section 5.10 and to the repurchase option provided for in Section 5.10.

        IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

                                             TOXI-LAB, INC.


                                             By_________________________________


                                             By_________________________________


___________________________________
Employee

___________________________________

___________________________________
Address

Employee's Taxpayer
Identification Number:

___________________________________

                                    Exhibit A

                        INCENTIVE STOCK OPTION AGREEMENT
                        OF _____________________________

        1. The first installment shall consist of percent (_%) of the shares covered by the Option and shall become exercisable on the first anniversary of the date the Option is granted.

        2. The second installment shall consist of _____________ percent (_%) of the shares covered by the option and shall become exercisable on the second anniversary of the date the option is granted.

        3. The third installment shall consist of _______________ percent (_%) of the shares covered by the option and shall become exercisable on the third anniversary of the date the option is granted.

        4. The fourth installment shall consist of ______________ percent (_%) of the shares covered by the Option and shall become exercisable on the fourth anniversary of the date the Option is granted.

        5. The fifth installment shall consist of _______________ percent (_%) of the shares covered by the Option and shall become exercisable on the fifth anniversary of the date the Option is granted.

                                SECOND AMENDMENT
                                       TO
                              THE STOCK OPTION PLAN
                         FOR EMPLOYEES OF TOXI-LAB, INC.



        Pursuant to Section 7.2 of The Stock Option Plan for Employees of Toxi-Lab, Inc. (the "Plan"), the Plan may be amended at any time by the Board or the Committee.

        The Board of Directors, at their September 20, 1995, meeting approved amending the name of the Plan to read as follows:

              "The Stock Option Plan For Employees of Ansys, Inc."

        Pursuant to Section 7.2 of The Stock Option Plan for Employees of Ansys, Inc. (the "Plan"), the Plan may be amended to increase any limit imposed in
Section 2.1 of the Plan on the maximum number of shares of Common Stock which may be issued on exercise of options by the Board of Directors or by the Committee of Ansys, Inc. (formerly Toxi-Lab, Inc.) (the "Company"), with approval of the Company's shareholders.

        The Committee of the Company, at its September 20, 1995 meeting, and a majority of the Shareholders of the Company, by written consent dated September 20, 1995, approved amending Section 2.1 of Article II of the plan to read in its entirety as follows:

"Section 2.1 - Shares Subject to Plan

        The Shares of stock subject to Options shall be shares of the Company's $.01 par value Common Stock. Subject to Section 3.3(d),the aggregate number of such Shares which may be issued upon exercise of Options shall not exceed 650,000."

        I hereby certify that the Amendment changing the name of the plan to The Stock Option Plan for Employees of Ansys, Inc. was adopted by the Board of Directors on September 20, 1995.

        I hereby certify that Section 2.1 of the Plan was also duly approved by the Committee and shareholders of the Company on September 20, 1995.

        Executed at Irvine, California on the _____ day of _________________, 1995.


                                             ___________________________________
                                             Michael Beeuwsaert, Secretary